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                                                                    EXHIBIT 4.25

                                                                  LOAN NO. T0347


                                  COBANK, ACB

                                PROMISSORY NOTE

                              AMENDED AND RESTATED

                                 MERCURY, INC.

                            LAKE CHARLES, LOUISIANA

$5,000,000                                                  DATED:  MAY 15, 1996

       FOR VALUE RECEIVED, MERCURY, INC. ("Mercury") hereby promises to pay to the order of CTC FINANCIAL, INC. ("Finance"; Finance or any subsequent holder of this Amended and Restated Promissory Note, the "Holder") the principal amount of FIVE MILLION DOLLARS ($5,000,000), or so much as may have been advanced under that certain Promissory Note, dated of even date herewith, made by Finance to the order of CoBank, ACB ("CoBank"), in the principal face amount of $5,000,000 (including any amendment, modification, supplement, extension, or restatement thereof, the "Finance Note"), and that certain Loan Agreement, dated as of even date herewith, and numbered Loan No. T0347, by and between Finance and CoBank (including any amendment, modification, supplement, extension, or restatement thereof, the "Loan Agreement"), and reloaned by Finance to Mercury, together with interest as hereinafter provided from the date hereof until paid in full, plus amounts equal to all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement. For purposes of this Promissory Note, the "Finance Loan" shall mean the amounts borrowed by Finance from CoBank pursuant to the Loan Agreement and evidenced by the Finance Note, and the "Loan" shall mean the amounts of the Finance Loan reloaned by Finance to Mercury and evidenced by this Promissory Note.

       1. INTEREST. The aggregate amount of interest accruing under this Note shall at all times equal the aggregate amount of interest accruing under the Finance Note, and shall accrue at the Variable Rate applicable from time to time under the Loan Agreement.

       2. REPAYMENT OF PRINCIPAL; INTEREST AND OTHER AMOUNTS PAYABLE. This Note evidences Mercury's obligations with respect to the Loan. Mercury shall pay to the Holder an amount equal to the aggregate principal amount of the Loan, together with accrued interest thereon, plus all other costs, fees, expenses, premiums, surcharges and all other amounts due under or in connection with the Finance Note and the Loan Agreement, in such amounts and at such times as shall be sufficient to make, when and as due, all payments required under the Finance Note and the Loan Agreement with respect to the Finance Loan, interest thereon, and such other amounts due thereunder. Advances, accrued interest and payments under the Finance Note and the Loan Agreement shall be posted by CoBank upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest under
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Promissory Note/Mercury
Loan No. T0347


the Finance Note and the Loan Agreement. So long as CoBank shall be the Holder hereof, payments received by CoBank pursuant to this Note shall be deemed to constitute payments made pursuant to the Finance Note.

       3. MANNER AND PLACE OF PAYMENT. Payments of all amounts due hereunder are to be made at such location as the Holder may designate in writing in accordance with Paragraph 10 hereof, in lawful money of the United States of America.

       4. LOAN DOCUMENTS. This Note is executed pursuant to the terms of the Loan Agreement. This Note, the Finance Note and the Loan Agreement and any other agreements, documents or instruments securing the indebtedness or evidencing or relating to the transactions contemplated in the Loan Agreement shall sometimes herein be collectively called the "Loan Documents."

       5. COST OF COLLECTION. In the event this Note or any amount due hereunder is not paid promptly when due, Mercury shall pay the reasonable fees and all other costs and expenses of any attorneys at law who may be employed to recover the amount overdue, or to protect the interest of the Holder, or to enforce any Loan Document or to compromise or take other action in regard hereto or thereto.

       6. WAIVER. Mercury hereby waives any right to consent to any modification, amendment, supplement, extension, or restatement of the Finance Note, the Loan Agreement or any of the other Loan Documents; waives presentment for payment, demand, protest and notice of dishonor and nonpayment; and agrees that the payment hereof or of the Finance Note and the Loan Agreement may be extended one or more times without notice. Mercury hereby waives all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the Holder hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of Mercury shall not be in anywise affected or altered to the prejudice of the Holder hereof by reason of the assumption of payment of the same by any other person or entity.

       7. PARTIES BOUND. As used herein, the terms "Mercury" and the "Holder" shall be deemed to include their respective successors and assigns.

       8. MISCELLANEOUS. The Holder shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid, unless in writing and signed by the Holder. All rights and remedies of the Holder under the terms of this Note and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently. Any provision of this Note which may be unenforceable or invalid under any law shall be ineffective to the extent of such





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Promissory Note/Mercury
Loan No. T0347


unenforceability or invalidity without affecting the enforceability or validity of any other provision hereof. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

       9. CONSENT TO JURISDICTION. To the maximum extent permitted by law, Mercury agrees that any legal action or proceeding with respect to this Note may be brought in the courts of the State of Louisiana or the United States of America for the Western District of Louisiana, all as the Holder may elect. By execution of this Note, Mercury hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of the Holder to commence legal proceedings or otherwise proceed against Mercury in any other jurisdiction or to serve process in any manner permitted or required by law.

       10. NOTICES. All notices herein authorized or required to be given to Mercury or the Holder shall be given and delivery may be effected in the manner set forth in the Loan Agreement to the addresses set forth below or to such other address as the parties may designate from time to time in accordance with this paragraph:

Mercury:  Mercury, Inc.                    Holder:  CoBank, ACB
          P.O. Box 3709                             200 Galleria Parkway
          Lake Charles, Louisiana 70602             Suite 1900
          Attn: Dusty Dumas; cc: Thomas             Atlanta, Georgia  30339
            G. Henning                              Attn: Rural Utility Banking
          Fax No.: (318) 439-0769                   Fax No.:  (770) 618-3202




                       [Signature follows on next page.]





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Promissory Note/Mercury
Loan No. T0347



         WHEREFOR, Mercury has caused this Note to be executed, attested, sealed and delivered by its duly authorized officers on the day and year first written above.



                                 MERCURY, INC.


                                 By: /s/ WILLIAM L. HENNING, JR.
                                    ----------------------------------------
                                     Name: William L. Henning, Jr.
                                          ----------------------------------
                                     Title: President
                                           ---------------------------------


                                 Attest: /s/ THOMAS G. HENNING
                                        ------------------------------------
                                          Name: Thomas G. Henning
                                               -----------------------------
                                          Title: Secretary
                                                ----------------------------

                                          [CORPORATE SEAL]





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Promissory Note/Mercury
Loan No. T0347



FOR VALUE RECEIVED, CTC FINANCIAL, INC. ("Finance") hereby assigns to COBANK, ACB ("CoBank") all of its interest in this Note to secure the prompt payment and performance of the Obligations (as hereinafter defined). As used herein, the term "Obligations" shall mean (i) the principal, interest and any other charges provided for in the Finance Note (as defined in this Note) and the Loan Agreement (as defined in this Note); (ii) all payments or performances under any other agreements, instruments and documents now or hereafter evidencing or relating to the transactions contemplated in the Loan Agreement; and (iii) all indebtedness, obligations and liabilities of Finance to CoBank of every kind, character and description whatsoever, direct or indirect, absolute or contingent, due or to become due, now existing or hereinafter incurred, contracted or arising, joint or several, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced or whether they are evidenced by any agreement or instrument, or whether incurred as maker, drawer, endorser, surety, guarantor or otherwise.

         WHEREFOR, Finance has caused this assignment to be executed and delivered as of May 15, 1996.


                            CTC FINANCIAL, INC.


                            By: /s/ WILLIAM L. HENNING, JR.
                               --------------------------------------------
                                Name: William L. Henning, Jr.
                                     --------------------------------------
                                Title: President
                                      -------------------------------------


                            Attest: /s/ THOMAS G. HENNING
                                   ----------------------------------------
                                    Name: Thomas G. Henning
                                         ----------------------------------
                                    Title: Secretary
                                          ---------------------------------

                                             [CORPORATE SEAL]





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